EXHIBIT 99.1

Investor Relations:
Kathleen Bela
Juniper Networks, Inc.
(408) 936-7804
kbela@juniper.net

Media Relations:

Sarah Sorensen
Juniper Networks, Inc
(408) 936-4037
ssorensen@juniper.net

JUNIPER NETWORKS REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

•	Revenue: $947.0 million, up 29% from Q3’07;

•	Operating Margin: 21.3% (GAAP); 25.1% (non-GAAP);

•	Net Income: $148.5 million (GAAP); $175.6 million (non-GAAP)

•	EPS: $0.27 (diluted, GAAP); $0.32 (diluted, non-GAAP), up 45% from Q3’07 resulting from strategic and operational execution

SUNNYVALE, Calif., October 23, 2008 – Juniper Networks, Inc. (NASDAQ: JNPR) today reported financial results for the three months ended September 30, 2008, that included solid revenues, expanding margins, and improved profitability.

Net revenues for the third quarter of 2008 rose 29% on a year-over-year basis to $947.0 million. The Company posted GAAP net income of $148.5 million, or $0.27 per diluted share, and non-GAAP net income of $175.6 million, or $0.32 per diluted share. The non-GAAP EPS figure represents an increase of 45 percent from the $0.22 per diluted share reported for the third quarter of 2007. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Revenues by Reportable Segment table below.

“Juniper delivered a solid quarter during a period of global economic uncertainty,” stated Kevin Johnson, chief executive officer of Juniper Networks. “We continue to enhance our product portfolio, expand our reach to customers, and improve operational execution.  These factors have enabled us to drive revenue growth and improve operating margins.  The long-term growth potential of the high-performance networking market is strong and, even in this uncertain economic climate, we are cautiously optimistic about our near-term opportunities.”

Juniper’s operating margin for the third quarter of 2008 rose to 21.3% on a GAAP basis from 15.3% in the same quarter a year ago. Non-GAAP operating margin for the third quarter of 2008 rose to 25.1% from 21.1% in the third quarter of 2007. The improvement was achieved through continued cost discipline and improved operating efficiency.

The improved operating margins helped Juniper generate net cash from operations for the third quarter of 2008 of $204.6 million, compared to cash provided by operations of $191.4 million for the same quarter of 2007.

Capital expenditures as well as depreciation and amortization expense during the third quarter of 2008 were $40.9 million and $38.9 million, respectively.

“Juniper’s results this quarter reflect good revenue growth paired with an operating model focused on efficiencies, smart investments and more productive sales and marketing programs,” stated Robyn Denholm, chief financial officer of Juniper Networks. “We delivered strong margins, solid earnings per share, and healthy levels of cash from operations. We will continue to focus on our operational excellence initiatives,” concluded Denholm.

Recent Highlights

High-Performance Network Infrastructure

Juniper continues to deliver innovative solutions to the market that advance the fundamentals and economics of high-performance networking. Juniper introduced the industry’s first Dynamic Services Architecture and a new category of extensible “no compromise” networking and security products with its SRX series. This new architecture and product family are designed to deliver scalable performance and operational simplicity to help high-performance businesses tightly align rapidly changing business requirements with network technology investments to accelerate new service deployments.

In addition, Juniper introduced enhancements to existing solutions to help customers maximize their network infrastructure investments and lower their overall total cost of ownership. Juniper announced the Intelligent Service Edge — an integrated portfolio of new features for its M- and MX-series routers that will extend JUNOS® to a broad range of new applications. The enhancements will facilitate intelligent convergence at the edge, which drives network monetization by speeding deployment of new services and reducing operational costs and complexity. Juniper customers, such as Deutsche Telekom and Telecom Italia, endorsed the approach. Saverio Orlando, executive director of Network Department, Telecom Italia said, “the Intelligent Services Edge further demonstrates that the vision and strategy of Telecom Italia and Juniper are aligned. This is another step that will allow us to reduce the costs of building and scaling our network infrastructure, while concurrently enhancing service delivery and network flexibility.”

Juniper also expanded its Network and Security Manager (NSM) to deliver the industry’s first centralized management solution for routing, security and switching, enabling customers to consolidate and simplify the management of their network infrastructure to increase security, reduce cost and realize operational gains. Juniper also announced enhancements to its Access Control Solution, to deliver best-in-class scalability and performance, with centralized access policy management via NSM, helping customers cost-effectively achieve comprehensive network visibility with broad enforcement capabilities. In addition, Juniper announced the next generation of its best-in-class WXC application acceleration platforms to deliver a more scalable, modular and cost-effective approach to delivering fast and consistent application response across the WAN.

Juniper’s Partner Solution Development Platform – or PSDP — which enables customers and partners to develop specialized applications on JUNOS, continues to gain momentum, driving innovation in the networking industry. For example, Juniper announced that Triveni Digital has joined the Open IP Solution Development Program. By integrating Triveni Digital’s video experience and video signal management solutions with JUNOS, service provider customers will be able to deliver the highest quality level of video services — more reliably and with scale.

Fueling High-Performance Businesses

Customers continue to turn to Juniper as a strategic partner, leveraging Juniper’s high-performance networking portfolio to accelerate revenue generation, achieve differentiation and lower total cost of ownership. In the service provider market, XO Communications, a leading nationwide provider of advanced communications services and solutions for businesses, enterprises, government, carriers and service providers, deployed MX960 Ethernet Services Routers to accelerate the speed with which it can introduce new services in response to increasing demand from enterprises and wholesale customers, while reducing operational costs.

Telecom New Zealand International (TNZI), a global service provider of Internet transit, data, voice and mobile services, has upgraded the capacity and security of its international network with Juniper Networks M-series routers and Integrated Security Gateways (ISG) to enhance the responsiveness and efficiency of service delivery to new consumers.

In the enterprise market, Technicolor, the leader in video solutions for the communication, media and entertainment industries, values the ongoing efficiencies it can achieve with their Juniper solutions.  The simplicity and ease of management made possible by the common operating system, JUNOS, ensures their MPLS network is able to meet the demanding requirements of all their constituents.

Ajisen (China) Holdings Limited, a leading Chinese fast food company, deployed Juniper’s routing, security and switching solutions to help them reduce the cost, complexity and risk of delivering business-critical IT services to the company’s mobile workforce and more than 243 retail locations across China.

Ferrum College, in Virginia, replaced its 10-year legacy infrastructure with Juniper’s EX-series Switches, Secure Services Gateway and Unified Access Control, to improve network performance, improve reliability and decrease maintenance costs in line with their continued expansion.

As part of their data center improvement project, AdvancedMD Software Inc., a leading provider of Web-based practice management solutions for physician offices, management services organizations and medical billing services, was looking to improve the scalability of their switching infrastructure and maintain high service quality during a time of rapid growth. The Juniper Networks EX switches were the best fit, enabling them to get more for less – they were able to reduce the footprint of their data center and realize energy and operational savings, along with the peace of mind they have the flexibility to grow their platform as the medical industry continues to rapidly adopt the SaaS (soft-as-a-service) model.

AmazingMail.com, Inc., a leader in advanced direct mail marketing solutions, found that “deploying Juniper’s EX-series switches and SSG firewalls has helped us to achieve and surpass our operational and financial objectives,” said Larry Prine, lead systems administrator for AmazingMail.com, Inc. “We have increased network performance, simplified operations, and lowered our operational expenses so significantly that we had enough budget left over to purchase two of everything ensuring full redundancy of our network infrastructure. We’re realizing an annualized savings of $90,000 (USD) in IT costs, we’ve reduced our data center footprint and we’ve achieved additional power consumption savings. Now we spend less on building, managing and maintaining the network, and more on strategic revenue-generating activities.”

Corporate News

Juniper sponsored the launch of the Carbon Disclosure Project’s sixth report, reaffirming its continued commitment to understanding and documenting its environmental impact. For the third year in a row, Juniper voluntarily collected and submitted its green house gas emissions for worldwide reporting. Juniper was recognized as an industry leader for its carbon disclosure, ranking fourth in the technology, media and telecommunications category of the Carbon Disclosure Project Report 2008 — S&P 500.

Juniper Networks will host a conference call web cast today, October 23, 2008 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, the dial-in number is 877-407-0778. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until December 12, 2008.

About Juniper Networks, Inc.

Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses. Additional information can be found at www.juniper.net.

Juniper Networks, JUNOS and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net revenues:
Product	$766,969	$606,769	$2,165,100	$1,658,237
Service	179,993	128,279	483,783	368,669
Total net revenues	946,962	735,048	2,648,883	2,026,906
Cost of revenues:
Product	230,060	168,123	636,985	482,956
Service	77,519	64,163	224,711	182,213
Total cost of revenues	307,579	232,286	861,696	665,169
Gross margin	639,383	502,762	1,787,187	1,361,737
Operating expenses:
Research and development	194,014	167,887	551,017	457,682
Sales and marketing	200,600	177,762	576,886	485,263
General and administrative	37,623	29,182	106,866	84,436
Amortization of purchased intangible assets	5,190	20,230	38,318	65,710
Other charges, net	—	(5,062)	9,000	9,164
Total operating expenses	437,427	389,999	1,282,087	1,102,255
Operating income	201,956	112,763	505,100	259,482
Interest and other income, net	9,740	17,945	40,517	76,365
(Loss) gain on minority equity investments	—	—	(1,499)	6,745
Income before income taxes	211,696	130,708	544,118	342,592
Provision for income taxes	63,188	45,609	164,845	104,666
Net income	$148,508	$85,099	$379,273	$237,926
Net income per share:
Basic	$0.27	$0.17	$0.71	$0.44
Diluted	$0.27	$0.15	$0.67	$0.41
Shares used in computing net income per share:
Basic	540,983	515,658	534,894	543,094
Diluted	554,350	561,401	561,932	582,780

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cost of revenues – Product	$754	$534	$2,225	$1,490
Cost of revenues – Service	2,413	1,819	7,009	7,044
Research and development	12,780	9,244	34,921	28,553
Sales and marketing	10,946	6,592	26,753	21,894
General and administrative	1,910	3,038	7,971	9,687
Total	$28,803	$21,227	$78,879	$68,668

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cost of revenues – Product	$6	$87	$64	$157
Cost of revenues – Service	18	387	200	621
Research and development	61	1,168	663	2,046
Sales and marketing	169	2,564	1,565	3,382
General and administrative	7	174	111	271
Total	$261	$4,380	$2,603	$6,477

Juniper Networks, Inc.
Net Revenues by Reportable Segment
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Infrastructure — Product	$610,289	$464,695	$1,714,899	$1,252,816
Infrastructure — Service	118,976	79,505	308,663	233,086
Total Infrastructure	$729,265	$544,200	$2,023,562	$1,485,902
Service Layer Technologies — Product	$156,680	$142,074	$450,201	$405,421
Service Layer Technologies — Service	61,017	48,774	175,120	135,583
Total Service Layer Technologies	$217,697	$190,848	$625,321	$541,004
Total Infrastructure and Service Layer Technologies	$946,962	$735,048	$2,648,883	$2,026,906

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2007	2008	2007
GAAP Cost of revenues – Product		$230,060	$168,123	$636,985	$482,956
Stock-based compensation expense	C	(754)	(534)	(2,225)	(1,490)
Stock-based compensation related payroll tax	C	(6)	(87)	(64)	(157)
Amortization of purchased intangible assets	A	(1,369)	(1,369)	(4,107)	(4,107)
Non-GAAP Cost of revenues – Product		227,931	166,133	630,589	477,202
GAAP Cost of revenues – Service		77,519	64,163	224,711	182,213
Stock-based compensation expense	C	(2,413)	(1,819)	(7,009)	(7,044)
Stock-based compensation related payroll tax	C	(18)	(387)	(200)	(621)
Non-GAAP Cost of revenues – Service		75,088	61,957	217,502	174,548
GAAP Gross margin — Product		536,909	438,646	1,528,115	1,175,281
Stock-based compensation expense	C	754	534	2,225	1,490
Stock-based compensation related payroll tax	C	6	87	64	157
Amortization of purchased intangible assets	A	1,369	1,369	4,107	4,107
Non-GAAP Gross margin — Product		539,038	440,636	1,534,511	1,181,035
GAAP Product gross margin as a % of product revenue		70.0%	72.3%	70.6%	70.9%
Stock-based compensation expense as a % of product revenue	C	0.1%	0.1%	0.1%	0.1%
Stock-based compensation related payroll tax as a % of product revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of product revenue	A	0.2%	0.2%	0.2%	0.2%
Non-GAAP Product gross margin as a % of product revenue		70.3%	72.6%	70.9%	71.2%
GAAP Gross margin — Service		102,474	64,116	259,072	186,456
Stock-based compensation expense	C	2,413	1,819	7,009	7,044
Stock-based compensation related payroll tax	C	18	387	200	621
Non-GAAP Gross margin — Service		104,905	66,322	266,281	194,121
GAAP Service gross margin as a % of service revenue		56.9%	50.0%	53.6%	50.6%
Stock-based compensation expense as a % of service revenue	C	1.4%	1.4%	1.5%	1.9%
Stock-based compensation related payroll tax as a % of service revenue	C	—	0.3%	—	0.2%
Non-GAAP Service gross margin as a % of service revenue		58.3%	51.7%	55.1%	52.7%

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2007	2008	2007
GAAP Gross margin		$639,383	$502,762	$1,787,187	$1,361,737
Stock-based compensation expense	C	3,167	2,353	9,234	8,534
Stock-based compensation related payroll tax	C	24	474	264	778
Amortization of purchased intangible assets	A	1,369	1,369	4,107	4,107
Non-GAAP Gross margin		643,943	506,958	1,800,792	1,375,156
GAAP Gross margin as a % of revenue		67.5%	68.4%	67.5%	67.2%
Stock-based compensation expense as a % of revenue	C	0.3%	0.3%	0.3%	0.4%
Stock-based compensation related payroll tax as a % of revenue	C	—	0.1%	—	—
Amortization of purchased intangible assets as a % of revenue	A	0.2%	0.2%	0.2%	0.2%
Non-GAAP Gross margin as a % of revenue		68.0%	69.0%	68.0%	67.8%
GAAP Research and development expense		194,014	167,887	551,017	457,682
Stock-based compensation expense	C	(12,780)	(9,244)	(34,921)	(28,553)
Stock-based compensation related payroll tax	C	(61)	(1,168)	(663)	(2,046)
Non-GAAP Research and development expense		181,173	157,475	515,433	427,083
GAAP Sales and marketing expense		200,600	177,762	576,886	485,263
Stock-based compensation expense	C	(10,946)	(6,592)	(26,753)	(21,894)
Stock-based compensation related payroll tax	C	(169)	(2,564)	(1,565)	(3,382)
Non-GAAP Sales and marketing expense		189,485	168,606	548,568	459,987
GAAP General and administrative expense		37,623	29,182	106,866	84,436
Stock-based compensation expense	C	(1,910)	(3,038)	(7,971)	(9,687)
Stock-based compensation related payroll tax	C	(7)	(174)	(111)	(271)
Non-GAAP General and administrative expense		35,706	25,970	98,784	74,478
GAAP Operating expense		437,427	389,999	1,282,087	1,102,255
Stock-based compensation expense	C	(25,636)	(18,874)	(69,645)	(60,134)
Stock-based compensation related payroll tax	C	(237)	(3,906)	(2,339)	(5,699)
Amortization of purchased intangible assets	A	(5,190)	(20,230)	(38,318)	(65,710)
Other charges — compensation expense related to acquisitions	A	—	(313)	—	(939)
Other charges — restructuring and acquisition adjustments	A/B	—	97	—	438
Other charges — stock option investigation costs	B	—	—	—	(5,975)
Other charges — litigation settlement	B	—	5,278	(9,000)	5,278
Other charges — tax related charges	B	—	—	—	(7,966)
Non-GAAP Operating expense		$406,364	$352,051	$1,162,785	$961,548

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2007	2008	2007
GAAP Operating income		$201,956	$112,763	$505,100	$259,482
Stock-based compensation expense	C	28,803	21,227	78,879	68,668
Stock-based compensation related payroll tax	C	261	4,380	2,603	6,477
Amortization of purchased intangible assets	A	6,559	21,599	42,425	69,817
Other charges — compensation expense related to acquisitions	A	—	313	—	939
Other charges — restructuring and acquisition adjustments	A/B	—	(97)	—	(438)
Other charges — stock option investigation costs	B	—	—	—	5,975
Other charges — litigation settlement	B	—	(5,278)	9,000	(5,278)
Other charges — tax related charges	B	—	—	—	7,966
Non-GAAP Operating income		237,579	154,907	638,007	413,608
GAAP Operating margin		21.3%	15.3%	19.1%	12.8%
Stock-based compensation expense as a % of revenue	C	3.0%	2.9%	3.0%	3.4%
Stock-based compensation related payroll tax as a % of revenue	C	0.1%	0.6%	0.1%	0.3%
Amortization of purchased intangible assets as a % of revenue	A	0.7%	2.9%	1.6%	3.5%
Other charges — compensation expense related to acquisitions as a % of revenue	A	—	0.1%	—	—
Other charges — restructuring and acquisition adjustments as a % of revenue	A/B	—	—	—	—
Other charges — stock option investigation costs as a % of revenue	B	—	—	—	0.3%
Other charges — litigation settlement as a % of revenue	B	—	(0.7)%	0.3%	(0.3)%
Other charges — tax related charges as a % of revenue	B	—	—	—	0.4%
Non-GAAP Operating margin		25.1%	21.1%	24.1%	20.4%
GAAP Other income and expense, net		9,740	17,945	39,018	83,110
Loss (gain) on minority equity investments	B	—	—	1,499	(6,745)
Non-GAAP Other income and expense, net		9,740	17,945	40,517	76,365
GAAP Provision for income tax		63,188	45,609	164,845	104,666
Income tax effect of non-GAAP exclusions	B		2,790	31,927	32,526
		8,535
Non-GAAP Provision for income tax		71,723	48,399	196,772	137,192
Non-GAAP Income tax rate		29.0%	28.0%	29.0%	28.0%
Non-GAAP Income before income taxes**		$247,319	$172,852	$678,524	$489,973

• Consists of non-GAAP operating income plus non-GAAP net interest and other income.

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2007	2008	2007
GAAP Net income		$148,508	$85,099	$379,273	$237,926
Stock-based compensation expense	C	28,803	21,227	78,879	68,668
Stock-based compensation related payroll tax	C	261	4,380	2,603	6,477
Amortization of purchased intangible assets	A	6,559	21,599	42,425	69,817
Other charges — compensation expense related to acquisitions	A	—	313	—	939
Other charges — restructuring and acquisition adjustments	A/B	—	(97)	—	(438)
Other charges — stock option investigation costs	B	—	—	—	5,975
Other charges — litigation settlement	B	—	(5,278)	9,000	(5,278)
Other charges — tax related charges	B	—	—	—	7,966
Loss (gain) on minority equity investments	B	—	—	1,499	(6,745)
Income tax effect of non-GAAP exclusions	B	(8,535)	(2,790)	(31,927)	(32,526)
Non-GAAP Net income		$175,596	$124,453	$481,752	$352,781
Non-GAAP Net income per share:
Basic	D	$0.32	$0.24	$0.90	$0.65
Diluted	D	$0.32	$0.22	$0.86	$0.61
Shares used in computing non-GAAP net income per share:
Basic	D	540,983	515,658	534,894	543,094
Diluted	D	554,350	561,401	561,932	582,780
GAAP Net income as a % of revenue		15.7%	11.6%	14.3%	11.7%
Stock-based compensation expense as a % of revenue	C	3.0%	2.9%	3.0%	3.4%
Stock-based compensation related payroll tax as a % of revenue	C	—	0.6%	0.1%	0.3%
Amortization of purchased intangible assets as a % of revenue	A	0.7%	2.9%	1.6%	3.5%
Other charges — compensation expense related to acquisitions as a % of revenue	A	—	—	—	—
Other charges — restructuring and acquisition adjustments as a % of revenue	A/B	—	—	—	—
Other charges — stock option investigation costs as a % of revenue	B	—	—	—	0.3%
Other charges — litigation settlement as a % of revenue	B	—	(0.7)%	0.3%	(0.3)%
Other charges — tax related charges as a % of revenue	B	—	—	—	0.4%
Loss (gain) on minority equity investments	B	—	—	0.1%	(0.3)%
Income tax effect of non-GAAP exclusions as a % of revenue	B	(0.9)%	(0.4)%	(1.2)%	(1.6)%
Non-GAAP Net income as a % of revenue		18.5%	16.9%	18.2%	17.4%

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net other income and expense; income before income taxes; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition Related Expenses. We exclude certain expense items resulting from acquisitions including the following: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition acquisitions result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following: (i) restructuring and related costs; (ii) impairment charges; (iii) stock option investigation costs and related tax costs; (iv) gain or loss on legal settlement, net of related transaction costs; (v) gain or loss on minority equity investments; and (vi) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The unique nature of our stock option investigation costs and associated tax related charges may also limit the comparability of our on-going operations with prior and future periods. Moreover, in the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Whether we realize gains or losses on minority equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of SFAS 123R.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,778,497	$1,716,110
Short-term investments	242,440	240,355
Accounts receivable, net of allowances	368,604	379,759
Deferred tax assets, net	172,009	171,598
Prepaid expenses and other current assets	40,741	47,293
Total current assets	2,602,291	2,555,115
Property and equipment, net	427,211	401,818
Long-term investments	110,744	59,329
Restricted cash	43,466	35,515
Purchased intangible assets, net	35,420	77,844
Goodwill	3,658,602	3,658,602
Other long-term assets	113,894	97,183
Total assets	$6,991,628	$6,885,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$231,129	$219,101
Accrued compensation	129,142	158,710
Accrued warranty	43,131	37,450
Deferred revenue	433,335	425,579
Income taxes payable	53,239	52,324
Convertible debt	—	399,496
Other accrued liabilities	92,769	87,183
Total current liabilities	982,745	1,379,843
Long-term deferred revenue	129,199	87,690
Other long-term liabilities	102,897	64,013
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value	5	5
Additional paid-in capital	8,777,987	8,154,932
Accumulated other comprehensive income (loss)	(5,347)	12,251
Accumulated deficit	(2,995,858)	(2,813,328)
Total stockholders’ equity	5,776,787	5,353,860
Total liabilities and stockholders’ equity	$6,991,628	$6,885,406

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2008	2007*
OPERATING ACTIVITIES:
Net income	$379,273	$237,926
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	134,623	143,250
Stock-based compensation	78,877	68,668
Loss (gain) on minority equity investments	1,499	(6,745)
Excess tax benefit from employee stock option plans	(38,756)	(15,667)
Other non-cash charges	698	1,317
Changes in operating assets and liabilities:
Accounts receivable, net	11,155	(20,674)
Prepaid expenses and other assets	(5,346)	6,720
Accounts payable	2,738	19,599
Accrued compensation	(29,569)	9,800
Other accrued liabilities	75,610	30,244
Deferred revenue	49,266	67,727
Net cash provided by operating activities	660,068	542,165
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(121,728)	(110,952)
Purchases of available-for-sale investments	(384,835)	(298,615)
Maturities and sales of available-for-sale investments	327,696	927,029
Changes in restricted cash	(8,103)	(7,407)
Payments related to acquisitions	—	(375)
Minority equity investments	(4,500)	(75)
Net cash (used in) provided by investing activities	(191,470)	509,605
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	115,424	308,697
Retirement of common stock	(562,187)	(1,623,190)
Net proceeds from distributor financing arrangement	2,083	—
Redemption of convertible subordinated notes	(287)	—
Excess tax benefit from employee stock option plans	38,756	15,667
Net cash used in financing activities	(406,211)	(1,298,826)
Net increase (decrease) in cash and cash equivalents	62,387	(247,056)
Cash and cash equivalents at beginning of period	1,716,110	1,596,333
Cash and cash equivalents at end of period	$1,778,497	$1,349,277
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Common stock issued in connection with conversion of the Senior Notes	$399,153	$—
Common stock issued in connection with acquisitions	$—	$14,840

*	Prior period amounts have been revised to reflect the cash flow amounts reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Juniper Networks, Inc.
Cash, Cash Equivalents and Available-For-Sale Investments
(in thousands)
(unaudited)

	September 30, 2008	December 31, 2007
Cash and cash equivalents	$1,778,497	$1,716,110
Short-term investments	242,440	240,355
Long-term investments	110,744	59,329
Total	$2,131,681	$2,015,794